Exhibit 1.1

RLJ LODGING TRUST

$150,000,000 of
Common Shares of Beneficial Interest
(par value $0.01 per share)

Equity Distribution Agreement

August 23, 2024

Wells Fargo Securities, LLC

500 West 33rd St, 14th Floor

New York, New York 10001

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Capital One Securities, Inc.

299 Park Avenue

New York, New York 10171

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, GA 30326

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

As Agents

Wells Fargo Securities, LLC

500 West 33rd St, 14th Floor

New York, New York 10001

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, GA 30326

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

As Forward Sellers

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

As Forward Purchasers

Ladies and Gentlemen:

RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), and RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, each confirms its agreement (this “Agreement”) with each of Wells Fargo Securities, LLC, BofA Securities, Inc., Capital One Securities, Inc., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Raymond James & Associates, Inc., each as sales agent, forward seller (except with respect to Capital One Securities, Inc.) and/or principal (in any such relevant capacity, each an “Agent” and, collectively, the “Agents”) and Wells Fargo Bank, National Association, Bank of America, N.A., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Raymond James & Associates, Inc., each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Forward Seller (as defined below), then such Forward Seller shall be acting solely in its capacity as sales agent for a Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and that, if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company and not as sales agent for any Forward Purchaser with respect to the offering and sale of such Shares. It is also understood and agreed by the parties hereto that, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis.

The Company proposes to issue, offer and sell to or through the Agents, in the manner and subject to the terms and conditions set forth herein, up to $150,000,000 aggregate gross proceeds (the “Maximum Amount”) of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares” and, including Common Shares borrowed and sold pursuant to a Confirmation (as defined below), the “Shares”). The Company agrees that whenever it determines to sell Shares directly to one or more Agents as principal, it will enter into a Terms Agreement relating to such sale in accordance with Section 3(e) of this Agreement, in substantially the form attached hereto as Exhibit 3(e). For the avoidance of doubt, any references in this Agreement to “Shares” shall not include any Confirmation Shares (as defined below).

The Company may also enter into one or more forward transactions with any of the Forward Purchasers pursuant to separate forward sale transaction master confirmations (each in substantially the form attached hereto as Exhibit 3(b) and with such changes therein as the parties thereto may agree, a “Master Confirmation”) and the applicable supplemental confirmation in respect of the applicable forward transaction (each substantially in the form of Schedule A attached to the applicable Master Confirmation and with such changes therein as the parties thereto may agree, a “Supplemental Confirmation” and, each Master Confirmation and Supplemental Confirmation in respect of a forward transaction, a “Confirmation” and, collectively, the “Confirmations”). In connection therewith, the Company and each Forward Purchaser understand that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through a Forward Seller, the applicable Placement Shares (as defined below) for sale on the terms set forth in this Agreement (any such Placement Shares, “Forward Hedge Shares”). Any Common Shares to be delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter referred to as “Confirmation Shares.”

The Company will contribute the Net Proceeds (as defined in Section 5(a)) from the sale of the Shares and any proceeds received under any Confirmation from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Direct Settlement Date (as defined in Section 5(a)) and on each day the Company is required to deliver Common Shares under any Confirmation, the Operating Partnership will issue to the Company units of limited partnership interest in the Operating Partnership (“OP Units”).

The issuance and sale of Shares in accordance with this Agreement will be effected pursuant to the Registration Statement (as defined below) that became automatically effective when filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 23, 2024, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company, each Agent and each Forward Purchaser agree as follows:

1.               Issuance and Sale of Shares. The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-281751), which contains a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents and the Forward Purchasers, for use by the Agents and the Forward Purchasers, copies of the prospectus included as part of such registration statement, as amended and as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in or incorporated by reference in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 430C under the Securities Act, is called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any issuer free writing prospectus (as defined below), is called the “Prospectus.” As used herein, “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act, and “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. All references in this Agreement to (i) the Registration Statement or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

2.              Placements.

(a)            Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify an Agent (and a relevant Forward Purchaser, if applicable) selected by the Company to sell certain Shares either (i) on behalf of the Company as sales agent (such Agent, in such capacity, the “Direct Seller”) or (ii) on behalf of the applicable Forward Purchaser (a “Placement Forward Purchaser”) as forward seller (such Agent, in such capacity, the “Forward Seller”) as instructed by the Company by email notice or other method mutually agreed to in writing by the Company and the applicable Direct Seller or Forward Seller and the Forward Purchaser, as applicable, containing the parameters in accordance with which it desires the Shares to be sold (such notice, a “Notice”), which shall specify whether (x) such Shares will be sold through the Direct Seller, as sales agent (a “Direct Sale”) in accordance with Section 3(a) below or (y) Forward Hedge Shares will be borrowed by or on behalf of the Placement Forward Purchaser and sold through the Forward Seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation (a “Forward Sale”) in accordance with Section 3(b) below. As used herein, “Placement Agent” shall refer to the Direct Seller or the Forward Seller, as applicable. The Notice, forms of which are attached hereto as Schedules 1-A (Direct Instruction Notice) and 1-B (Forward Instruction Notice), shall at a minimum include (I) the maximum amount of gross proceeds sought by the Company in respect of the Shares to be issued and sold, or with respect to a Forward Sale, the maximum number of Shares to be borrowed and sold (in each case, such amount, the “Placement Amount” and, in the case of a Forward Sale, such amount, the “Aggregate Maximum Forward Hedge Amount,” and, the Shares to be so issued and sold, or borrowed and sold, as applicable, the “Placement Shares”) by such Placement Agent, (II) the Trading Day(s) (as defined below) on which Placement Shares subject to such Placement are intended to be sold (each, a “Purchase Date”), (III) any limitation on the number of Placement Shares that may be sold on any single Trading Day and (IV) any minimum price below which Shares shall not be sold (the “Minimum Price”). With respect to a Forward Sale, such Notice shall also include, for purposes of the related Confirmation, information set forth in Schedule 1-B hereto; provided, however, that the Company shall not deliver a Notice in respect of a proposed Forward Sale if the delivery of such Notice would result in (I) the sum of (1) the number of Confirmation Shares issued under all Confirmations that have settled as of the contemplated date of delivery, (2) the aggregate “Capped Number” (as defined in each Confirmation) under all Confirmations outstanding as of the contemplated date of delivery that have not settled and (3) the proposed “Capped Number” for the Confirmation related to such Notice exceeding (II) 19.99% of the number of Common Shares outstanding as of the date of this Agreement. Notwithstanding the above, the Company shall not deliver a Notice to any Agent or Forward Purchaser, or execute a Confirmation or Terms Agreement with any Agent or Forward Purchaser if, at or after any Representation Date (as defined below), the Agents and the Forward Purchasers have not received the certificates required under Section 7(o), the opinions required under Sections 7(p) and 7(q) and the comfort letter required under Section 7(r), with respect to such Representation Date. The Notice shall originate from the Company and be sent by any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Placement Agent (and the Placement Forward Purchaser, if applicable) named in such Notice, as set forth on Schedule 2 (as such Schedule 2 may be amended from time to time). With respect to a Direct Sale, if the terms of a Notice contemplate that Placement Shares shall be sold on more than one Purchase Date, then the Company and such Placement Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Notice and confirmed by the relevant Placement Acceptance (as defined below) and be binding to the same extent as any other terms contained therein.

(b)            Any Notice with respect to a Direct Sale shall be effective as to a Direct Seller and the Company only upon receipt and confirmation of acceptance in writing by such Direct Seller to the Company of the terms of such Placement Notice by any means permissible under Section 15 (including by email) (a “Direct Acceptance”). With respect to a Notice delivered by the Company in connection with a Forward Sale, the Placement Forward Purchaser and the Forward Seller (each acting in its sole discretion) shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Notice was received, notify the Company that it chooses to (x) accept the terms proposed in such Notice, (y) decline to participate in the proposed Forward Sale or (z) propose an amended notice setting forth the terms upon which the Placement Forward Purchaser and the Forward Seller would participate in the proposed Forward Sale (such amended notice, an “Amended Notice”); provided, however, that in the case of clause (z), the Company may accept or reject the terms of such Amended Notice in its sole discretion no later than the Trading Day following the Trading Day on which such Amended Notice was delivered (a Notice accepted by the Forward Seller and the Placement Forward Purchaser or an Amended Notice accepted by the Company in accordance with this sentence, a “Forward Instruction Notice,” such acceptance, a “Forward Acceptance,” and the transaction resulting from such Forward Acceptance, a “Forward”). The Company shall have the right, in its sole discretion, to request, by any means permissible under Section 15 (including email), that the Forward Seller and the Placement Forward Purchaser amend at any time and from time to time any Forward Instruction Notice by means of the issuance of a subsequent Forward Instruction Notice, and if such subsequent Forward Instruction Notice is accepted by the Placement Forward Purchaser and the Forward Seller, each of the Placement Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving such subsequent Forward Instruction Notice, modify its offers to sell or borrow, as applicable, consistent with any such subsequent Forward Instruction Notice. No later than the opening of the Trading Day following the “Trade Date” for the applicable Forward (as defined in the related Confirmation), which shall, subject to the terms of the Master Forward Confirmation (as defined below), be the last Trading Day of the Forward Hedge Selling Period in respect of such Forward, the Placement Forward Purchaser shall execute and deliver to the Company, and the Company, absent manifest error, shall promptly execute and return to the Placement Forward Purchaser, a Supplemental Confirmation, which shall set forth the “Trade Date” for such Forward, the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the Trade Date for such Forward), the initial “Number of Shares” for such Forward (which shall be the “Actual Sold Forward Amount” for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Forward Instruction Notice for such Forward), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Forward Instruction Notice), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Forward Instruction Notice), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Forward Instruction Notice), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Instruction Notice for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Instruction Notice for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Forward Instruction Notice for such Forward). As used herein, a “Placement Notice” shall refer to a Notice with respect to a Direct Sale accepted by a Direct Acceptance or a Forward Instruction Notice, as applicable. As used herein, a “Placement Acceptance” shall refer to a Direct Acceptance or Forward Acceptance, as applicable.

(c)            Upon a Placement Acceptance, the Placement Notice shall be effective as to such Placement Agent and the Company unless and until (i) the Gross Proceeds (as defined below) in respect of the Placement Shares sold pursuant to such Placement Notice equals the applicable Placement Amount, (ii) the Company, the Placement Agent or, if applicable, the Placement Forward Purchaser suspends, cancels or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice to the Placement Agent (and the Placement Forward Purchaser, if applicable) with parameters superseding those of the earlier dated Placement Notice, (iv) the Placement Notice or this Agreement has been terminated under the provisions of Section 13 or (v) with respect to a Forward Sale, the entry into the relevant Supplemental Confirmation. The suspension, cancellation or termination of a, or the issuance of a subsequent, Placement Notice as set forth in the prior sentence shall not affect or impair the Placement Agent’s or, if applicable, the Placement Forward Purchaser’s respective rights or obligations with respect to any Placement Shares sold or borrowed and sold under such Placement Notice prior to such suspension, cancellation or termination (including with respect to Placement Shares sold that have not yet settled and, in the case of any Shares borrowed by or on behalf of the Placement Forward Purchaser and sold by or through a Placement Agent in connection with a Forward Instruction Notice, the obligation to enter into the resulting Supplemental Confirmation). The parties agree that no such notice under this Section 2 shall be effective against another party to this Agreement unless it is made in writing (including by email) by one of the individuals named on Schedule 2 as being an authorized agent for notices in respect of such party, to one of the individuals named on Schedule 2 as being an authorized agent for notices with respect to such other party (as such Schedule 2 may be amended from time to time).

(d)            The amount of compensation to be paid by the Company to the Agents in connection with a Direct Sale of the Placement Shares shall be determined based on a rate not to exceed 2.0%, to be agreed upon by the Company and the Agents, and shall be disbursed in accordance with Section 5(a) or as otherwise agreed by the Company and the Agents. The compensation described in the previous sentence shall not apply (i) when an Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Shares to such Agent as principal at a price agreed upon in such Terms Agreement or (ii) when an Agent acts as Forward Seller pursuant to a Forward Sale, in which case the compensation payable with respect to the sale of Forward Hedge Shares shall be paid by the Company through the determination of “Initial Forward Price” under the applicable Confirmation.

(e)            Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of trustees or duly authorized committee thereof and notified to the Agents in writing, nor shall the Company cause or request the offer or sale of any Placement Shares in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement or any Confirmation, in each case by the Company’s board of trustees or duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange (as defined below), or in excess of the number or amount of Shares available for issuance on the Registration Statement. The Agents and the Forward Purchasers shall have no responsibility for maintaining records with respect to Shares or Confirmation Shares available for sale under the Registration Statement or approved for listing on the Exchange or for determining the number or aggregate gross or net sales price of Shares or Confirmation Shares duly authorized by the Company.

(f)            It is expressly acknowledged and agreed that none of the Company, any Agent or any Forward Purchaser will have any obligation whatsoever with respect to a Placement or any Shares unless and until (i) with respect to a Direct Sale, the Company delivers a Notice, and the applicable Placement Agent accepts the Notice through a Direct Acceptance, (ii) with respect to a Forward Sale, the occurrence of the applicable Forward Acceptance or (iii) with respect to a sale directly to an Agent as principal, the Company and such Agent enter into a Terms Agreement, and then only upon the terms specified in such Placement Notice, Confirmation or Terms Agreement, as applicable, and in this Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. In the event of a conflict between the terms of this Agreement and the terms of a validly executed Confirmation, the terms of the Confirmation will control. In the event of a conflict between the terms of this Agreement and the terms of a validly executed Terms Agreement, the terms of the Terms Agreement will control.

(g)            The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares or any sales of Shares shall only be effected by or through one Agent, acting as Direct Seller or Forward Seller, as applicable, on any Purchase Date. The Company shall in no event request that more than one Direct Seller or Forward Seller, as applicable, offer or sell Shares on the same Purchase Date.

3.              Sale of Placement Shares by the Agents.

Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Notice to a Direct Seller with respect to a Direct Sale, receipt of which is confirmed by such Direct Seller through a Direct Acceptance, and unless the sale of the Placement Shares described therein has been declined, suspended, canceled or otherwise terminated in accordance with the terms of this Agreement, the Direct Seller, for the period specified in such Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (“NYSE”) or any other primary trading market for the Common Shares, as applicable (the “Exchange”), to sell such Placement Shares up to the amount specified in such Notice, and otherwise in accordance with the terms of such Notice. For the purposes hereof, “Trading Day” means (i) with respect to Direct Sales, any day on which the Common Shares are traded on the Exchange, and (ii) with respect to Forward Sales, a Scheduled Trading Day as defined in the related Confirmation.

(a)            Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth and subject to the terms of the Master Forward Confirmation between the applicable Placement Forward Purchaser and the Company dated as of the date hereof (the “Master Forward Confirmation”), upon the Company’s issuance of a Notice to a Forward Seller and Placement Forward Purchaser with respect to a Forward Sale, which is amended as necessary and agreed among the Company, the Forward Seller and the Placement Forward Purchaser through a Forward Acceptance, and unless the sale of the Placement Shares described therein has been declined, suspended, canceled or otherwise terminated in accordance with the terms of this Agreement or (x) an event that would permit the Placement Forward Purchaser to designate a “Early Valuation Date” or an “Early Termination Date” (as each such term is defined in the relevant Master Forward Confirmation) under, and pursuant to the provisions of the relevant Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the relevant Master Forward Confirmation) has occurred, (i) the Placement Forward Purchaser (or agent thereof) will use its commercially reasonable efforts consistent with its normal trading and sales practices for similar transactions and applicable state and federal laws, rules and regulations and the rules of the Exchange, to borrow the number of Placement Shares up to the Aggregate Maximum Forward Hedge Amount specified in the Forward Instruction Notice and (ii) the Forward Seller, for the period specified in the Forward Instruction Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange, to sell such borrowed Placement Shares up to the Aggregate Maximum Forward Hedge Amount specified in the Forward Instruction Notice, and otherwise in accordance with the terms of such Forward Instruction Notice and Confirmation. Notwithstanding anything herein to the contrary, the Placement Forward Purchaser’s obligation to use (or cause its agent to use) its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(b)            With respect to Direct Sales, the Direct Seller will provide written confirmation to the Company by email (or other method mutually agreed to in writing by the parties) as soon as reasonably practicable following the close of trading on each Trading Day on which it has made sales of Placement Shares hereunder (and in any event no later than the opening of the Trading Day immediately following such Trading Day on which it has made sales of Placement Shares hereunder) setting forth the number of Placement Shares sold on such day, the prices at which such Placement Shares were sold, the aggregate gross proceeds from such sales, the compensation payable by the Company to the Direct Seller pursuant to Section 2(d) with respect to such sales, an itemization of any deductions made by the Direct Seller (as set forth in Section 5(a)) for Transaction Fees (as defined below) payable in respect of such sales and the Net Proceeds payable to the Company.

(c)            Unless otherwise set forth in the Placement Notice, the Placement Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made directly on the Exchange, on any other existing trading market for the Common Shares or to or through a market maker (which may include block transactions).

(d)            With prior consent of the Company, and subject to the terms of the Placement Notice, the Placement Agent may also sell Placement Shares in privately negotiated transactions.

(e)            The Company may also offer to sell Shares directly to an Agent, as principal, in which event such parties will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit 3(e) hereto (with such changes thereto as may be agreed upon by the Company and such Agent from time to time), relating to such sale. Any sales of Shares pursuant to a Terms Agreement will be made in accordance with the terms of this Agreement and the applicable Terms Agreement. The commitment of an Agent to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and shall be subject to the terms and conditions herein set forth.

(f)            The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Placement Shares as sales agent or that any Forward Purchaser or Forward Seller, as applicable, or any of their respective affiliates will be successful in borrowing and selling Placement Shares and (ii) no Placement Agent, Forward Purchaser or affiliate thereof will incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares (whether acting as Direct Seller or as Forward Seller) for any reason other than a failure by a Placement Agent, Forward Purchaser or affiliate thereof to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to borrow, if applicable, and sell such Placement Shares as required under this Section 3, and no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be agreed upon by such Agent and the Company in a Terms Agreement or pursuant to a Confirmation.

(g)            The aggregate number of Shares that may be sold pursuant to this Agreement and any Terms Agreement shall not exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this paragraph on the number of Shares issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and the Agents and the Forward Purchasers shall have no obligation in connection with such compliance.

(h)            At each Applicable Time (as defined in Section 23(a)), execution of any Supplemental Confirmation and execution of any Terms Agreement, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Placement Agents to sell Shares as Direct Sellers or Forward Sellers or the Placement Forward Purchasers or their affiliates to borrow Shares, as described in this Section 3, shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 9 of this Agreement.

4.              Suspension of Sales.

(a)            The Company may, upon notice to the Agents and the Forward Purchasers in writing (by email correspondence to each of the individuals of the Agents and the Forward Purchasers set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the Agents and the Forward Purchasers set forth on Schedule 2), suspend any sale of Shares for any reason at any time, until the earlier of (i) the date the Company instructs the Agents to sell Shares or the Forward Purchasers to borrow and sell Shares through the Forward Sellers under this Agreement pursuant to the terms hereof or (ii) the date on which the Company instructs the Agents and the Forward Purchasers that it is revoking its prior notice that it does not intend to sell Shares pursuant to this Agreement (such time period, a “Suspension Period” and, each of the dates referenced in clauses (i) and (ii) of this Section 4(a), a “Suspension Rescission Date”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Shares sold under this Agreement prior to the receipt of such notice, including with respect to any Shares sold that have not yet settled and with respect to the obligation to execute any Supplemental Confirmation with respect to any Shares sold by the applicable Placement Forward Purchaser, or with respect to Shares that are subject to any Terms Agreement or outstanding Confirmation entered into prior to the receipt of such notice.

(b)            Notwithstanding any other provision of this Agreement, but subject to Section 4(c) below, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to the applicable Agents and Forward Purchasers in writing (including by email correspondence to each of the individuals of such Agent and Forward Purchaser set forth on Schedule 2 if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of such Agent and Forward Purchaser set forth on Schedule 2), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is in possession of material non-public information or (ii) except as provided in Section 4(c) hereof, at any time during the period commencing on the 10th business day prior to the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q under the Exchange Act or an Annual Report on Form 10-K under the Exchange Act (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(c)            Notwithstanding clause (ii) of Section 4(b) hereof, if the Company wishes to offer or sell any Shares to an Agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the applicable Agents (and Forward Purchasers, as applicable) (with a copy to counsel for the Agents, Forward Sellers and Forward Purchasers) a Current Report on Form 8-K under the Exchange Act that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the applicable Agents (and Forward Purchasers, as applicable), and, prior to its filing, obtain the written consent of the applicable Agents (and Forward Purchasers, as applicable) to such filing (which consent shall not be unreasonably withheld), (ii) provide the applicable Agents (and Forward Purchasers, as applicable) with the certificates required under Section 7(o) hereof, the opinions required under Sections 7(p) and 7(q) hereof and the comfort letter required under Section 7(r) hereof, (iii) afford the applicable Agents (and Forward Purchasers, as applicable) the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 4(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver the certificates required under Section 7(o) hereof, the opinions required under Sections 7(p) and 7(q) hereof and the comfort letter required under Section 7(r) hereof, and (B) this Section 4(c) shall in no way affect or limit the operation of clause (i) of Section 4(b) hereof, which shall have independent application.

(d)            If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties hereto and sales of Shares under any Placement Notice, Confirmation or Terms Agreement shall be suspended until such exemptive provisions or other exemptive provisions have been satisfied in the judgment of each party thereto unless otherwise agreed by an Agent and the Company pursuant to a Terms Agreement.

(e)            Upon receipt of any written notice contemplated in Section 7(k) (Notice of Other Sales) hereof, an Agent or Forward Purchaser may suspend its activity under any Placement Notice or any Terms Agreement for such period of time as such Agent or Forward Purchaser deems appropriate.

(f)            In the event that either (i) on or prior to 9:00 a.m., New York City time, on any Hedge Settlement Date, in connection with any Forward Purchaser establishing its commercially reasonable hedge position in respect of the applicable Forward, such Forward Purchaser, in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to this Agreement on such Hedge Settlement Date or (ii) in such Forward Purchaser’s sole judgment, it would incur a stock loan cost that is equal to or greater than the “Maximum Stock Loan Rate” (as specified in the relevant Forward Instruction Notice) to do so with respect to all or any portion of such Shares, then the obligation herein of the applicable Forward Seller with respect to such Forward Instruction Notice shall only extend to the aggregate number of Shares that the Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost.

5.              Settlement of Placement Shares.

(a)            Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur (i) in respect of a Direct Sale, on the first (1st) Trading Day following the date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agents (each such date, a “Direct Settlement Date”), or (ii) in respect of a Forward Sale, the first (1st) Trading Day following the date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agents (each such date, a “Hedge Settlement Date” and, each Direct Settlement Date or Hedge Settlement Date, a “Settlement Date”). The amount of proceeds to be delivered by the Direct Seller to the Company will be either (i) in the event the Company and the Direct Seller have so mutually agreed, equal to the aggregate gross sales price tendered to the Direct Seller for the sale of Placement Shares (the “Gross Proceeds”) or (ii) equal to the aggregate gross sales price tendered to the Direct Seller for the sale of Placement Shares, minus the Direct Seller’s compensation for such sales payable by the Company pursuant to Section 2 hereof, and minus any further deduction (the “Transaction Fees”) for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales (the “Net Proceeds”). The Placement Agent shall notify the Company as promptly as practicable if there will be any deduction on account of any applicable Transaction Fees, and shall provide an itemization of any deductions to the Company in accordance with Section 3(b). In the event the Company and the Agent have mutually agreed to the delivery of Gross Proceeds on the Direct Settlement Date, the compensation payable to such Agent shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment shall be made by the Company promptly after its receipt thereof.

(b)            On or before each Direct Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Direct Seller’s or its designee’s account (provided the Direct Seller shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Direct Settlement Date, the Direct Seller will deliver the Net Proceeds (or Gross Proceeds, as applicable) in same day funds to an account designated by the Company. On or before each Hedge Settlement Date, the Placement Forward Purchaser (or its agent) will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided such Forward Seller shall have given the Placement Forward Purchaser written notice of such designee prior to the Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Hedge Settlement Date, the Forward Seller will deliver an amount equal to the product of (1) the Placement Shares for such Hedge Settlement Date and (2) (x) an amount equal to one minus the Forward Hedge Selling Commission Rate set forth in the Forward Instruction Notice and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Confirmation) determined solely with respect to the Forward Hedge Securities sold by the Forward Seller that will settle on such Hedge Settlement Date, for such Forward to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Hedge Settlement Date.

(c)            Default by Company or Transfer Agent. The Company agrees that if it, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Direct Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Sections 10(a) (Indemnification by the Company and the Operating Partnership) and 11 (Contribution) below, it will indemnify and hold each applicable Agent subject to a Placement Notice with respect to such Placement Shares harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as actually and reasonably incurred, arising out of or in connection with such default by the Company, and notwithstanding any such default by the Company, will pay to such Agent the commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.              Representations and Warranties.

(a)            Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and covenant to each Agent and each Forward Purchaser as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with each Agent and Forward Purchaser, as follows:

(i)             Registration Statement and Prospectuses. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act pursuant to the standards for such form as currently in effect and as in effect immediately prior to October 21, 1992 and the Shares have been and remain eligible for registration by the Company on such shelf registration statement. The Registration Statement was automatically deemed effective upon filing with the Commission on August 23, 2024. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) and complies in all other material respects with such Rule. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form. Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Agents or Forward Sellers, as applicable, pursuant to Rule 430B(f)(2) under the Securities Act and as of each Settlement Date, complied and will comply in all material respects at the time it became effective and at each Applicable Time with the requirements of the Securities Act. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement or any prospectus wrapper prepared in connection therewith, and the Prospectus complied in all material respects at the time it was filed and at each Applicable Time with the Securities Act. Each preliminary prospectus and the Prospectus delivered to the Agents or Forward Sellers, as applicable, for use in connection with the offering of any Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)            Well-Known Seasoned Issuer. (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

(iii)           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus (the “Incorporated Documents”), when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied, comply and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement, the Prospectus or such issuer free writing prospectus when considered together with the Prospectus, as the case may be, (A) at the time the Registration Statement became effective, (B) with respect to any offering of Shares, at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of such Shares, and (C) at each relevant Settlement Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)           Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time and at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus (nor any one or more issuer free writing prospectuses when considered together with the Prospectus) nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by the Agents or the Forward Purchasers expressly for use therein.

(v)            Issuer Free Writing Prospectuses. No issuer free writing prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(vi)           Authorization and Description of Shares. The Shares to be sold through the Agents, as principals or agents, or the Forward Sellers, as applicable, have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered pursuant to this Agreement or any Confirmation, the Shares will be validly issued and fully paid and non-assessable, free and clear of any Liens (as defined below), and the issuance and sale of the Shares by the Company pursuant to this Agreement or any Confirmation is not subject to preemptive or other similar rights. No person has a right of participation or first refusal with respect to the sale of the Shares by the Company or the Forward Sellers. The Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Shares or Confirmation Shares will be subject to personal liability by reason of being such a holder. The certificates to be used to evidence the Shares will be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the NYSE.

(vii)          Authorization of Shares Under the Confirmations. A number of Common Shares equal to the Capped Number (as defined in the Confirmations) have been duly authorized and reserved for issuance upon settlement of the Confirmations and, when issued and delivered by the Company to the Forward Purchasers pursuant thereto, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the applicable Confirmation, the Common Shares so issued and delivered will be validly issued, fully paid and non-assessable, free and clear of any Liens, and the issuance of such Common Shares will not be subject to any preemptive or other similar rights

(viii)         Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, the Master Forward Confirmations and any related Supplemental Confirmation, and other than for subsequent issuances or share repurchases or cancellations, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement and the Prospectus). Except as disclosed in the Registration Statement and the Prospectus, (i) no shares of beneficial interest of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of beneficial interest or any other securities of the Company. The outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the Common Shares were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as set forth in the Registration Statement and the Prospectus, all of the issued shares of capital stock, limited partnership, limited liability company or other interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens other than Liens securing the indebtedness described in the Registration Statement and the Prospectus.

(ix)           Capitalization of the Operating Partnership and the Partnership Agreement. The Company is the sole general partner of the Operating Partnership. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated May 13, 2011, is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement and the Prospectus. The Company owns all of its outstanding OP Units free and clear of any Liens, except as described in the Registration Statement and the Prospectus.

(x)            Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries (i) has been duly organized and is validly existing as a real estate investment trust, corporation, limited partnership, limited liability company or other legal entity, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation or formation, (ii) has the power and authority to own, lease or operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and (iii) has been duly qualified as a foreign corporation or other entity, as the case may be, for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i), (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, management, prospects or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The only subsidiaries of the Company are (A) the entities listed on Exhibit 21 of the Company’s annual report on Form 10-K for the year ended December 31, 2023, as filed with the Commission on February 27, 2024 and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi)            Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus, or which would, singly or in the aggregate, result in a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties (including, without limitation, the Properties (as defined below)) or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xii)           Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its declaration of trust, bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, hotel management agreement, franchise agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Master Forward Confirmations and any Confirmation by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby and thereby (including the application of any of the proceeds from the issuance, sale and/or delivery of the Shares hereunder or the Confirmation Shares pursuant to any Confirmation as described in the Registration Statement and the Prospectus) and compliance by the Company and the Operating Partnership with their respective obligations under this Agreement, the Master Forward Confirmations and any Confirmation have been duly authorized by all necessary trust, corporate, limited liability company or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon the Properties or any other properties or assets of any of the Company or its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or Liens that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the declaration of trust, articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as applicable, of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xiii)          Material Contracts. There are no contracts or other documents that would be required to be described or incorporated by reference into the Registration Statement and the Prospectus, or to be filed as an exhibit thereto, which are not so disclosed in the Registration Statement and the Prospectus or filed by the Company with the Commission as an exhibit to the Incorporated Documents.

(xiv)          Properties. (A) The Company, either directly or indirectly through its subsidiaries, and any joint venture in which the Company or any of its subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”) have good and marketable fee or leasehold title to the properties and assets reflected as owned in the financial statements referred to in Section 6(xviii) hereof (the “Properties”), in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or restrictions of any kind (“Liens”), other than those that (i) are described in the Registration Statement and the Prospectus or (ii) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, its subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement and the Prospectus, none of the Company, any of its subsidiaries or any Related Entity owns any real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity, and (i) no default or event of default has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Company, any of its subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (ii) none of the Company, any of its subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, any of its subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Company, any of its subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all Liens on any of the Properties and the assets of the Company, any of its subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement and the Prospectus are so disclosed; (E) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws relating to access to the Properties and any municipal, state or federal law, rule or regulation concerning any of the Properties), except if and to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber certain of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; and (H) none of the Company, any of its subsidiaries or any Related Entity or, to the knowledge of the Company, any lessee of any of the Properties is in default under any of the leases governing the Properties and none of the Company, any of its subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xv)           Utilities and Access. To the knowledge of the Company or the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the knowledge of the Company or the Operating Partnership, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(xvi)          No Condemnation. Neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties.

(xvii)         Independent Accountants. PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board (“PCAOB”).

(xviii)        Financial Statements; Non-GAAP Financial Measures. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position of the Company and the statement of operations, shareholders’ equity and cash flows of the Company for the periods specified and at the dates indicated. Such financial statements and related schedules and notes have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented, except as disclosed therein. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects in accordance with GAAP the information required to be stated therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. The pro forma financial statements and related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There are no historical or pro forma financial statements or supporting schedules that are required to be included in the Registration Statement and the Prospectus which are not so included therein. All disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. Any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(xix)          Authorization of Agreement and Master Forward Confirmations. Each of this Agreement and the Master Forward Confirmations has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and each constitutes a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws (the “Enforceability Exceptions”).

(xx)           Enforceability of the Confirmations. The Confirmations have been duly authorized by the Company and the Operating Partnership and, when executed, will constitute valid and legally binding agreements of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with their terms, except as may be limited by the Enforceability Exceptions.

(xxi)          No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the Company’s latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth in the Registration Statement and the Prospectus, and except (i) as set forth in the Registration Statement and the Prospectus and (ii) for regular quarterly distributions in amounts per share that are consistent with past practice, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, or partnership interests, as the case may be, or material change in the long-term debt of the Company or the Operating Partnership or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, properties, management, prospects or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company or its subsidiaries, taken as a whole, otherwise than as set forth in the Registration Statement and the Prospectus (“Material Adverse Change”).

(xxii)         Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to one or more of the Properties, has been duly authorized, executed and delivered by the Company and/or its subsidiary, as applicable, and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except, in each case, to the extent that enforceability may be limited by the Enforceability Exceptions.

(xxiii)        Permitted Free Writing Prospectus. Neither the Company nor any of its subsidiaries has distributed or will distribute any offering material in connection with the offering and sale of the Shares to be sold hereunder by the Agents, as principals or agents for the Company, or the Forward Sellers, as applicable, other than the Prospectus and any free writing prospectuses identified in Schedule 3 hereto, reviewed and consented to by the Agents or Forward Sellers, as applicable.

(xxiv)        Absence of Manipulation. None of the Company or any of its subsidiaries or affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Common Shares or facilitation of the sale or resale of the Shares.

(xxv)         Prior Written Communications. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(xxvi)        Possession of Licenses and Permits. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvii)       Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Trustees of the Company or, if no such Audit Committee exists, the full Board of Trustees of the Company, have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. The Company and its subsidiaries have established a system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii)      Cybersecurity. To the Company’s knowledge, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect; (ii) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, in each case that would, individually or in the aggregate, reasonably be expected to have a have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxix)        Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(xxx)         No Unlawful Payments. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any trustee, director, officer, or employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (ii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iii) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxi)        No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding or, to the knowledge of the Company or the Operating Partnership, inquiry or investigation by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending and, to the knowledge of the Company or the Operating Partnership, no such action, suit, proceeding, inquiry or investigation is threatened.

(xxxii)       No Conflict with Sanctions Laws. None of the Company or any of its subsidiaries or, to the knowledge of the Company or the Operating Partnership, any trustee, director, officer, agent, employee or affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is currently the target or subject of any sanctions administered or enforced by the U.S. government, including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or is in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Agent, Forward Seller, Forward Purchaser, advisor, investor or otherwise) of applicable Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, and will not engage in any dealings or transactions with any Person that, at the time of such dealing or transaction, is or was the subject or target of Sanctions or with or in any country or territory that is or was the target or the subject of Sanctions.

(xxxiii)      Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which, in any such case, would, singly or in the aggregate, result in a Material Adverse Effect.

(xxxiv)      Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxv)       Registration Rights. Except for those rights that have been disclosed in the Registration Statement and the Prospectus and have been waived or previously complied with, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement. Except for those rights that have been disclosed in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale by either of the Company or the Operating Partnership under the Securities Act pursuant to another registration statement.

(xxxvi)      Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by them, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxxvii)     Investment Company Act. Neither the Company nor any of its subsidiaries is required or, after giving effect to the offering and sale of the Shares in accordance with this Agreement and any Confirmation Sales issued pursuant to any Confirmation and the application of the proceeds thereof as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxviii)    Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, any of its subsidiaries, any Related Entity or any of the Properties is in violation of any Environmental Laws (as defined below), (B) the Company, its subsidiaries, the Related Entities and the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Company or any of its subsidiaries or any Related Entity or otherwise with regard to the Properties, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Company or any of its subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (“CERCLA”), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxxix)       REIT Qualification. Commencing with its taxable year ended December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). The Company’s current and proposed method of operations as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(xl)             Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has reason to believe that it or any of its subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Company or any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xli)            Title Insurance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(xlii)           Distributions. Except as disclosed in the Registration Statement and the Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its shareholders and (B) neither the Operating Partnership nor any subsidiary thereof is prohibited, directly or indirectly, from making any distributions to the Company or any other subsidiary of the Operating Partnership, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any other subsidiary of the Operating Partnership.

(xliii)         Transfer Taxes. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the Master Forward Confirmations or the Confirmations or the issuance by the Company or sale by the Company of the Shares.

(xliv)         Employee Benefits. The Company and its subsidiaries are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or the Operating Partnership, to the knowledge of the Company or the Operating Partnership, any of their subsidiaries, could have any liability. None of the Company or any of its subsidiaries has incurred or reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 403, 431, 432, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” for which the Company or the Operating Partnership could have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Company and the Operating Partnership, each “employee benefit plan” for which any of their respective subsidiaries could have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(xlv)          No Equity Awards. To the knowledge of the Company, no stock option awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(xlvi)         Approval of Listing. The outstanding Common Shares and the Shares to be sold by the Company from time to time hereunder, including shares issued and delivered by the Company in settlement of any Confirmation, have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xlvii)        Accuracy of Statistical and Market Related Data. Any statistical and market-related data included in the Registration Statement or Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlviii)      Independent Trustees. Each of the independent trustees (or independent trustee nominees, once appointed, if applicable) named in the Registration Statement and the Prospectus satisfies the independence standards established by the NYSE and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(xlix)         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement or any Confirmation, or the performance by the Company or the Operating Partnership of its respective obligations hereunder or in connection with the consummation of the transactions contemplated by this Agreement or any Confirmation, except such as have been already obtained or as may be required under the Securities Act, the rules of the NYSE, the securities laws, real estate syndication laws of any U.S. state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc.

(l)              Lending Relationships. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationship with any Agent, Forward Seller or Forward Purchaser or any bank, lending or other affiliate of any Agent, Forward Seller or Forward Purchaser and (ii) do not intend to use any of the net proceeds from the issuance, sale and/or delivery of the Shares hereunder or the Confirmation Shares pursuant to any Confirmation to repay any outstanding debt owed to any Agent, Forward Seller Forward Purchaser or any affiliate of any Agent or Forward Purchaser.

(li)             No Finder’s Fee. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement, except as may otherwise exist with respect to the Agents pursuant to this Agreement.

(lii)            Actively Traded Security. The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(liii)           Proprietary Trading by the Agents. The Company acknowledges and agrees that the Agents have informed the Company that the Agents may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell the Common Shares for their own account while this Agreement is in effect, and shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agents in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Agents in the Placement Notice (as amended by the corresponding Placement Acceptance, if applicable) or (ii) to the extent the Agents may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(b)            Officers’ Certificates. Any certificate signed by any officer of the Company or any authorized representative of the Operating Partnership and delivered to the Agents or Forward Purchasers or to counsel for the Agents or Forward Purchasers shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agents or Forward Purchasers as to the matters covered thereby as of the date or dates indicated on such certificate.

7.              Additional Covenants of the Company. Each of the Company and the Operating Partnership jointly and severally covenants with each Agent and each Forward Purchaser as follows:

(a)            Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will promptly notify the Agents and the Forward Purchasers of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of an Agent or a Forward Purchaser, as the case may be, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of such Agent or Forward Purchaser, as the case may be, may be necessary or advisable in connection with the distribution of the Shares by such Agent or Forward Purchaser (provided, however, that the failure of such Agent or Forward Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder, or affect such Agent’s or Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agents and the Forward Purchasers within a reasonable period of time before the filing and the Agents and the Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Agents or the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to the Agents and the Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).

(b)            Notice of Commission Stop Orders. The Company will advise the Agents and the Forward Purchasers, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any issuer free writing prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)            Delivery of Registration Statement and Prospectus. The Company will furnish to each Agent and each Forward Purchaser and their respective counsel (at the expense of the Company), on or before their respective due dates, copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any issuer free writing prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, in such quantities and at such locations as each Agent or each Forward Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to an Agent or a Forward Purchaser to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to each Agent and each Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Continued Compliance with Securities Laws. If at any time during any period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Shares (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or the Forward Purchasers or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents or the Forward Purchasers, as applicable, to suspend the offering of Shares during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents and the Forward Purchasers, as applicable, such number of copies of such amendment or supplement as the Agents and the Forward Purchasers, as applicable, may reasonably request. If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents and the Forward Purchasers, as applicable, to suspend the offering of Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)            Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Agents and the Forward Purchasers, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents and the Forward Purchasers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement).

(f)             Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(g)            Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Shares and the net proceeds received under each Confirmation in the manner specified in the Prospectus under “Use of Proceeds.”

(h)            Listing. The Company will use its commercially reasonable efforts to cause the Shares and any Confirmation Shares to be listed for trading on the NYSE and to maintain such listing and to satisfy the requirements of the NYSE.

(i)             Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)             Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)            Notice of Other Sales. During the pendency of any Placement Notice given hereunder or any Terms Agreement, the Company shall provide the applicable Agent or Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including Common Shares issuable upon redemption of OP Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such dividend reinvestment plan is disclosed to the Agents and Forward Purchasers in advance.

(l)             Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares, advise the Agents or Forward Purchasers, as applicable, promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents or Forward Purchasers, as applicable, pursuant to this Agreement.

(m)           Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents and the Forward Purchasers, or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as any of the Agents or the Forward Purchasers may reasonably request.

(n)            Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Shares were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Shares sold under this Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.

(o)            Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, each time an Agent or a Forward Purchaser shall reasonably request and each time the Company:

(i)             files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii)            files an Annual Report on Form 10-K under the Exchange Act;

(iii)           files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)           files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act or an Earnings 8-K (each such date of filing of one or more of the documents referred to in clauses (o)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agents and the Forward Purchasers with (x) a certificate, in the form attached hereto as Exhibit 7(o) as promptly as possible and in no event later than the earlier of (A) the Applicable Time relating to the first contract of sale of any Shares following a Representation Date or (B) three (3) Trading Days of such Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents and Forward Purchasers with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or any Agent sells any Shares, the Company shall provide the Agents and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit 7(o), dated the date of the Placement Notice.

(p)            Opinion of Counsel for the Company and the Operating Partnership. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than the earlier of (A) the Applicable Time relating to the first contract of sale of any Shares following a Representation Date or (B) three (3) Trading Days of such Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(o) for which no waiver is applicable, the Company shall cause to be furnished to the Agents and the Forward Purchasers a written opinion and to the Agents and the Forward Sellers a 10b-5 statement of Hogan Lovells US LLP, counsel for the Company and the Operating Partnership, or other counsel satisfactory to the Agents and the Forward Purchasers, in form and substance satisfactory to the Agents and the Forward Purchasers and their counsel, dated the date that the opinion and 10b-5 statement are required to be delivered, substantially similar to the form attached hereto as Exhibit 7(p), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents and the Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)            Opinion of Tax Counsel. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than the earlier of (A) the Applicable Time relating to the first contract of sale of any Shares following a Representation Date or (B) three (3) Trading Days of such Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(o) for which no waiver is applicable, the Company shall cause to be furnished to the Agents and the Forward Purchasers a written opinion of Hogan Lovells US LLP, tax counsel for the Company and the Operating Partnership, or other counsel satisfactory to the Agents and the Forward Purchasers, in form and substance satisfactory to the Agents and the Forward Purchasers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(q), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents and the Forward Purchasers with a Reliance Letter to the effect that the Agents and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r)             Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than the earlier of (A) the Applicable Time relating to the first contract of sale of any Shares following a Representation Date or (B) three (3) Trading Days of such Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(o) for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agents and the Forward Purchasers a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents and the Forward Purchasers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)            Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act. In connection with entering into any Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to Common Shares. For purposes of the foregoing, Affiliate means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(t)             Compliance with Laws. The Company and its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u)            Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(v)            No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and an Agent in its capacity as principal or agent hereunder or a Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than the applicable Agent or Forward Purchaser, in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by an Agent as principal or agent hereunder or by a Forward Seller as agent hereunder.

(w)           Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other parties to this Agreement and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties to this Agreement.

(x)            Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of trustees determines in good faith that it is no longer in the best interests of the Company and its shareholders to be so qualified.

(y)            Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by any Agent or Forward Purchaser under the Securities Act or the Exchange Act in connection with the sale of such Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Shares. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(z)            Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Shares shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 6 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as a result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(aa)          Reservation of Shares. The Company shall reserve and keep available at all times, free of preemptive rights, a number of authorized and unissued Common Shares sufficient to enable the Company to satisfy its obligations to issue all Shares and Confirmation Shares pursuant to this Agreement, any Confirmation and any Terms Agreement.

8.             Payment of Expenses.

(a)            Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Shares to the Agents, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Shares under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto (which fees and disbursements of counsel shall not exceed $10,000), (v) the printing and delivery to the Agents and the Forward Purchasers of copies of any free writing prospectuses identified in Schedule 3 hereto and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by any of the Agents or the Forward Purchasers to investors, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Shares (which fees and disbursements of counsel shall not exceed $10,000) and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)            Reimbursement. If Shares having an aggregate offering price of $15,000,000 or more have not been offered and sold under this Agreement by the three-year anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement, the “Determination Date”), the Company shall reimburse the Agents and the Forward Purchasers for all reasonable, accountable out of pocket expenses, including reasonable fees and disbursements of counsel actually incurred by the Agents and the Forward Purchasers in connection with the transactions contemplated by this Agreement (collectively, the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement of $75,000. The Expenses shall be due and payable by the Company upon written request, by any means permissible under Section 15 (including by email), by the Agents and the Forward Purchasers following the Determination Date. The Agents and the Forward Purchasers shall be solely responsible for allocating any reimbursement pursuant to this Section 8(b) among themselves.

9.               Conditions to the Agents’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder and under each Confirmation and Terms Agreement, as applicable, shall be subject to the continuing accuracy of the representations and warranties on the part of the Company set forth in Section 6 hereof, to the timely performance by the Company of its covenants and other obligations hereunder and under each Confirmation and Terms Agreement, as applicable, to the completion by the Agents and the Forward Purchasers of a due diligence review satisfactory to each Agent and each Forward Purchaser in its reasonable judgment and to the continuing satisfaction (or waiver by the Agents and the Forward Purchasers in their sole discretion) of each of the following additional conditions:

(a)            Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Shares contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any issuer free writing prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any issuer free writing prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any issuer free writing prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission. None of the Agents or the Forward Purchasers shall have advised the Company that the Registration Statement or Prospectus, or any issuer free writing prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact or omits to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Change.

(e)            Opinion of Counsel for the Company and the Operating Partnership. The Agents and the Forward Purchasers shall have received the favorable opinions of Hogan Lovells US LLP, required to be delivered pursuant to Section 7(p) on the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f)             Opinion of Tax Counsel for the Company and the Operating Partnership. The Agents and the Forward Purchasers shall have received the favorable opinions of Hogan Lovells US LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(q) on the date on which such delivery of such opinion is required pursuant to Section 7(q).

(g)            Opinion of Counsel for the Agents, Forward Sellers and Forward Purchasers. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time Shares are delivered to an Agent as principal on the Settlement Date, as promptly as possible and in no event later than the earlier of (A) the Applicable Time relating to the first contract of sale of any Shares following a Representation Date or (B) three (3) Trading Days of such Representation Date with respect to which no waiver is applicable, the Agents and the Forward Purchasers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Agents, each dated the date the opinion is required to be delivered, in customary form and substance satisfactory to the Agents and the Forward Purchasers, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Vinson & Elkins L.L.P. may rely as to matters involving the laws of the State of Maryland upon the opinion of Hogan Lovells US LLP referred to in Section 7(p).

(h)            Representation Certificate. The Agents and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(o) on the date on which delivery of such certificate is required pursuant to Section 7(o).

(i)             Accountant’s Comfort Letter. The Agents and the Forward Sellers shall have received the Comfort Letter required to be delivered pursuant to Section 7(r) on the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(j)             Approval of Listing. The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k)            No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(l)             Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents and the Forward Purchasers, as applicable, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(m)           Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(n)            Effectiveness of Master Forward Confirmation. In respect of any Placement Notice delivered in respect of any Forward, the Master Forward Confirmation shall be in full force and effect.

(o)            No Downgrade. Subsequent to the execution and delivery of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

10.             Indemnification.

(a)            Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent and each Forward Purchaser, each of their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”)), each of their respective selling agents and each person, if any, who controls such Agent or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any director, officer, employee or affiliate thereof as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent or Forward Purchaser, as applicable) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Agent or Forward Purchaser, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or in any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto).

(b)            Indemnification by the Agents and the Forward Purchasers. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s trustees, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Agent and each Forward Purchaser, as applicable, contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent or Forward Purchaser expressly for use therein.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the applicable Agent or Forward Purchaser, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

11.             Contribution. If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall severally contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, from the offering of the Shares pursuant to this Agreement or to any Confirmation or Terms Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, in connection with the offering of the Shares pursuant to this Agreement or any Confirmation or Terms Agreement shall be deemed to be in the same respective proportions as the sum of (i) the total Net Proceeds received by the Company from the offering of Placement Shares pursuant to an applicable Placement (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Placement Shares sold under any Confirmation assuming that the aggregate amount payable by the applicable Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sales of the Placement Shares) and (ii) the net proceeds received by the Company pursuant to a sale of Shares under an applicable Terms Agreement, bears to the total compensation received by the applicable Agents and Forward Purchasers, or to which the applicable Agents and Forward Purchasers are entitled to receive but have not yet received (whether through the sale of Shares through a Placement or pursuant to a Terms Agreement). For the avoidance of doubt, the “Net Proceeds” received by a Forward Purchaser upon the sale of Shares by an Agent as forward seller shall be calculated based on the aggregate value of the Spread (as defined in the related Confirmation) retained by such Forward Purchaser in respect of the forward stock purchase transaction related to such Shares (net of any hedging and other costs associated with such transaction and the related Confirmation). The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on the one hand, or the applicable Agents and Forward Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(c) for purposes of indemnification.

The Company, the Operating Partnership, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, an Agent or Forward Purchaser shall not be required to contribute any amount in excess of the compensation received by it in connection with (i) a sale of Shares to the public through a Placement and (ii) any applicable Confirmation or Terms Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each officer, director, affiliate, employee and agent of an Agent or Forward Purchaser and each person, if any, who controls such Agent or Forward Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Agent or Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

12.             Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Operating Partnership, of their officers and of the Agents and Forward Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents, the Forward Purchasers, the Operating Partnership or the Company or any of its or their officers, trustees, directors, affiliates, employees or agents or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold under this Agreement and pursuant to any Confirmation or any Terms Agreement, and any termination of this Agreement.

13.             Termination of This Agreement.

(a)            Each Agent and each Forward Purchaser shall have the right, by giving notice as hereinafter specified at any time, to terminate its obligations pursuant to a Placement Notice or any Terms Agreement if (i) trading in any of the Company’s securities shall have been suspended or limited by the Commission or by the Exchange or in any over-the-counter market; (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by any federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial or economic conditions, as in the judgment of such Agent or Forward Purchaser is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (v) in the judgment of such Agent or Forward Purchaser there shall have occurred any Material Adverse Change; (vi) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of such Agent or Forward Purchaser may interfere materially with the conduct of the business and operations of the Company and its subsidiaries taken as a whole regardless of whether or not such loss shall have been insured; or (vii) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares. Any termination pursuant to this Section 13(a) shall be without liability on the part of (A) the Company or the Operating Partnership to such Agent or Forward Purchaser, except that the Company shall be obligated to reimburse the expenses of such Agent pursuant to Section 8 hereof, (B) such Agent or Forward Purchaser to the Company, or (C) any party hereto to any other party except that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

(b)

(i)            The Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination hereunder shall be without liability of any party to any other party except that the provisions of Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(ii)            The Company shall have the right to terminate the rights and obligations of any Agent or Forward Purchaser hereunder or pursuant to any Terms Agreement (in each case as to such Agent or Forward Purchaser only) in its sole discretion at any time after the date of this Agreement by delivery of written notice thereof to such Agent or Forward Purchaser. Any such termination hereunder shall be without liability of any party to any other party except that the provisions of Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(c)            Each Agent and each Forward Purchaser shall have the right to terminate its obligations hereunder or pursuant to any Terms Agreement (in each case, as to itself only) in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(d)            Unless earlier terminated pursuant to this Section 13, this Agreement and any Terms Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(e)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 5(c), Section 8, Section 10, Section 11, Section 19 and Section 20 shall remain in full force and effect.

(f)            Any termination of this Agreement, any Confirmation or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Agent, Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, or prior to the Time of Delivery (as defined in Exhibit 3(e)) for any sale of Shares pursuant to a Terms Agreement, such Shares shall settle in accordance with the provisions of this Agreement, such Confirmation or such Terms Agreement, as applicable.

(g)            Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall effect the validity, effectiveness or enforceability of any executed Confirmation or Terms Agreement and any such executed Confirmation and Terms Agreement shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation or Terms Agreement).

(h)            Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall affect or impair the Agents’ or, if applicable, the Placement Forward Purchasers’ respective rights or obligations with respect to Shares sold or borrowed and sold under this Agreement, or, if applicable, any Confirmation prior to such termination (including with respect to Shares sold that have not yet settled and, in the case of any Shares borrowed by or on behalf of a Forward Purchaser and sold by or through an Agent in connection with a Forward Sale, the obligation to enter into the resulting Confirmation).

14.            Amendment of This Agreement; Additional Agents. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit; provided, however, that on any Representation Date, the Company may, in its sole discretion, add one or more financial institutions (each, an “Additional Agent”) as Agents or Forward Purchasers hereunder upon the execution and delivery by each such Additional Agent, the Company and the Operating Partnership of a joinder agreement to this Agreement in the form of Exhibit 14 hereto (a “Joinder”) and delivery of a copy of such executed Joinder by the Company to each Agent and Forward Purchaser hereunder. Each party hereto agrees that upon the execution and delivery of a Joinder by such Additional Agent, the Company and the Operating Partnership, (i) such Additional Agent shall be deemed to be an Agent or Forward Purchaser, as applicable, hereunder and under any side letter or expense sharing agreement with respect to this Agreement in effect on the date of such Joinder (the “Program Documents”), and each reference to “Agent” or “Forward Purchaser”, as applicable, in this Agreement and the Program Documents shall be deemed to include a reference to such Additional Agent mutatis mutandis and (ii) such Additional Agent shall be bound by the terms and conditions of this Agreement and the Program Documents applicable to an Agent or Forward Purchaser, as applicable.

15.           Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed and confirmed to the parties hereto as follows:

If to an Agent:

The applicable Agent or Forward Purchaser at the address set forth in Schedule 2 hereto.

with a copy to:

Vinson & Elkins L.L.P.

2200 Pennsylvania Avenue NW, Suite 500 West

Washington, D.C. 20037

Attention: Christopher C. Green

Email: cgreen@velaw.com

If to a Forward Seller or Forward Purchaser:

The applicable Forward Seller or Forward Purchaser at the address set forth in Schedule 2 hereto.

with a copy to:

O’Melveny & Myers LLP

1301 Avenue of the Americas

Suite 1700

New York, NY 10019

United States of America

Attention: Jaroslaw Hawrylewicz

Email: jhawrylewicz@omm.com

If to the Company and the Operating Partnership:

RLJ Lodging Trust

7373 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814

Attention: Leslie D. Hale; Sean M. Mahoney; Chad D. Perry

Email: lhale@RLJLodgingTrust.com; smahoney@RLJLodgingTrust.com;
CPerry@RLJLodgingTrust.com

with a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, D.C. 20004

Attention: Leslie B. Reese, III

Email: leslie.reese@hoganlovells.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

16.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Agents and the Forward Purchasers and their respective successors and permitted assigns and the affiliates, controlling persons, officers, trustees, directors, employees and agents referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that each Agent and each Forward Purchaser may assign its rights and obligations hereunder to an affiliate of such Agent or Forward Purchaser without obtaining the Company’s or any other Agent’s or Forward Purchaser’s consent. The term “successors” shall not include any purchaser of the Shares as such from the Agents or Forward Purchasers merely by reason of such purchase.

17.            Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

18.            Entire Agreement; Severability. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

19.            Applicable Law; Consent to Jurisdiction. This Agreement, any Confirmation and any Terms Agreement, and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement, any Confirmation, any Terms Agreement or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, this Agreement does not prohibit or restrict the Company from filing an arbitration claim in the FINRA arbitration forum as specified in FINRA rules.

20.            Waiver of Jury Trial. Each of the Company, the Operating Partnership, each Agent and each Forward Purchaser hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Confirmation, any Terms Agreement or any transaction contemplated hereby or thereby.

21.            Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a)            each Agent and each Forward Purchaser has been retained solely to act as agent in the capacity of an arm’s-length contractual counterparty to the Company and the Operating Partnership in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Operating Partnership and any Agent or Forward Purchaser has been created in respect of any of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, irrespective of whether such Agent or Forward Purchaser has advised or is advising the Company or the Operating Partnership on other matters;

(b)            the Company and the Operating Partnership are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement, any Confirmation and any Terms Agreement;

(c)            the Company and the Operating Partnership have been advised that the Agents and the Forward Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and that the Agents and the Forward Purchasers have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship;

(d)            none of the activities of the Agents and the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by an Agent or a Forward Purchaser with respect to any entity or natural person; and

(e)            the Company and the Operating Partnership waive, to the fullest extent permitted by law, any claims they may have against the Agents or the Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Agents and the Forward Purchasers shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership.

22.            Counterparts. This Agreement, any Confirmation and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Agreement, any Confirmation and any Terms Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

23.            Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)            “Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Notice is given, any date on which Placement Shares (including Forward Hedge Shares) are sold hereunder, each Settlement Date and each “Trade Date”, “Effective Date” and “Settlement Date” (each as defined under the applicable Confirmation), or such other time as agreed to by the Company, the Agents and the Forward Purchasers.

(b)            “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(c)            “Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(d)            “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(e)            “Forward Hedge Selling Period” means, for each Forward, the period specified in the Forward Instruction Notice for such Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period, (i) the Forward Hedge Shares for such Forward would equal or exceed the Aggregate Maximum Forward Hedge Amount, (ii) the Placement Notice is no longer effective in accordance with Section 2 hereof, (iii) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of, the Master Forward Confirmation or (iv) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence. For the avoidance of doubt, if a Forward Hedge Selling Period is terminated pursuant to any of the foregoing, this shall have no effect as to any Forward Hedge Shares already sold pursuant to such Forward prior to such termination.

(f)            “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.            Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents and Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents and Forward Purchasers to properly identify their respective clients.

25.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement, any Confirmation or any Terms Agreement, and any interest and obligation in or under this Agreement, any Confirmation or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement, any Confirmation or any Terms Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement were governed by the laws of the United States or a state of the United States.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 10 and 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, each Agent and each Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, each Agent and each Forward Purchaser.

Very truly yours,

RLJ LODGING TRUST

By:	/s/ Leslie D. Hale
Name:	Leslie D. Hale
Title:	President and Chief Executive Officer

RLJ LODGING TRUST, L.P.

By:	/s/ Leslie D. Hale
Name:	Leslie D. Hale
Title:	President and Chief Executive Officer

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first-above written:

Wells Fargo Securities, LLC, as Agent

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Executive Director

Wells Fargo Bank, National Association, as Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

BofA Securities, Inc., as Agent

By:	/s/ Jack Vissicchio
Name:	Jack Vissicchio
Title:	Managing Director

Bank of America, N.A., as Forward Purchaser

By:	/s/ Rohan Handa
Name:	Rohan Handa
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Capital One Securities, Inc., as Agent

By:	/s/ Phil Winiecki
Name:	Phil Winiecki
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Robert W. Baird & Co. Incorporated, as Agent and Forward Purchaser

By:	/s/ Christopher Walter
Name:	Christopher Walter
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Jefferies LLC, as Agent and Forward Purchaser

By:	/s/ Michael Murrer
Name:	Michael Murrer
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Regions Securities LLC, as Agent and Forward Purchaser

By:	/s/ Edward L. Armstrong
Name:	Edward L. Armstrong
Title:	Managing Director - ECM

[Signature Page to Equity Distribution Agreement]

TD Securities (USA) LLC, as Agent

By:	/s/ Bradford Limpert
Name:	Bradfort Limpert
Title:	Managing Director

The Toronto-Dominion Bank, as Forward Purchaser

By:	/s/ Vanessa Simonetti
Name:	Vanessa Simonetti
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Truist Securities, Inc., as Agent

By:	/s/ Geoffrey Fennel
Name:	Geoffrey Fennel
Title:	Director

Truist Bank, as Forward Purchaser

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Raymond James & Associates, Inc., as Agent and Forward Purchaser

By:	/s/ Brad Butcher
Name:	Brad Butcher
Title:	Co-Head of Real Estate Investment Banking, Senior Managing Director

[Signature Page to Equity Distribution Agreement]

Schedule 1-A

FORM OF DIRECT INSTRUCTION NOTICE

From:	[●]
cc:	[●]
To:	[●]
Subject:	Direct Sale Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among RLJ Lodging Trust (the “Company”), RLJ Lodging Trust, L.P. and Wells Fargo Securities, LLC, BofA Securities, Inc., Capital One Securities, Inc., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Raymond James & Associates, Inc., each as sales agent, forward seller (except with respect to Capital One Securities, Inc.) and/or principal (in any such relevant capacity, each an “Agent” and, collectively, the “Agents”) and Wells Fargo Bank, National Association, Bank of America, N.A., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Raymond James & Associates, Inc., each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), dated August 23, 2024 (the “Distribution Agreement”), I hereby request on behalf of the Company that [●], acting as the Placement Agent on behalf of the Company, sell up to $[●] in aggregate gross proceeds of the Company’s Common Shares, issued pursuant to the Distribution Agreement, at a minimum market price of $[●] per share, [with no limitation on the number of Shares that may be sold on any single Trading Day][with no more than [[●] Shares][[●] in aggregate gross proceeds] sold on any single Trading Day], during the time period beginning [month, day, time] and ending [month, day, time] [the first date on which the Placement Agent sells $[●] in aggregate gross proceeds of the Company’s Common Shares] [such date in the future as the Company shall notify the Placement Agent in writing (including by email)]. Defined terms that are used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

Schedule 1-B

FORM OF FORWARD INSTRUCTION NOTICE

From:	[●]
cc:	[●]
To:	[●]
Subject:	Forward Sale Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement among RLJ Lodging Trust (the “Company”), RLJ Lodging Trust, L.P. and Wells Fargo Securities, LLC, BofA Securities, Inc., Capital One Securities, Inc., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Raymond James & Associates, Inc., each as sales agent, forward seller (except with respect to Capital One Securities, Inc.) and/or principal (in any such relevant capacity, each an “Agent” and, collectively, the “Agents”) and Wells Fargo Bank, National Association, Bank of America, N.A., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Raymond James & Associates, Inc., each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), dated August 23, 2024 (the “Distribution Agreement”). Capitalized terms used in this Instruction Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Instruction Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Instruction Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement and the Master Forward Confirmation is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Aggregate Maximum Forward Hedge Amount:	$[●]
Number of Days in Forward Hedge Selling Period:	[●]
First Date of Forward Hedge Selling Period:	[●]
Minimum Price per Share:	$[●]
Term:	[●]
Forward Hedge Selling Commission Rate:	[●]%
Spread:	[●]%
Initial Stock Loan Rate:	[●]%
Maximum Stock Loan Rate:	[●]%
Forward Price Reduction Dates / Amounts ($):	[●], 20[●] / $[●]
[●], 20[●] / $[●]
[●], 20[●] / $[●]
[●], 20[●] / $[●]

Regular Dividend Amounts:

For any calendar month ending on or prior to [●]:	USD $[●]
For any calendar month ending after [●] and on or prior to [●]:	USD $[●]
For any calendar month ending after [●]:	USD $[●]

Schedule 3

FREE WRITING PROSPECTUS

None.

Exhibit  3(b)

FORM OF MASTER FORWARD CONFIRMATION

Opening Transaction

To:	RLJ Lodging Trust
From:	[DEALER]
Re:	Issuer Share Forward Sale Transactions
Date:	August 23, 2024

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [DEALER] (“Dealer”) and RLJ Lodging Trust (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement dated August 23, 2024 among Dealer, Counterparty, RLJ Lodging Trust, L.P. (the “Operating Partnership”) and the other parties thereto (the “Equity Distribution Agreement”) on the Trade Dates specified herein (collectively, the “Transactions” and, each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Schedule A hereto. [Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).]1

1.             Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Counterparty with a “Threshold Amount” in respect of Dealer of 3% of the stockholders’ equity of Dealer and a “Threshold Amount” in respect of Counterparty of USD $100 million (including its equivalent in another currency); provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”).

1 NTD: Include for relevant Dealers.

1

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below or in the relevant Supplemental Confirmation. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2.             The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer

Seller:	Counterparty

2

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days or months set forth in the Placement Notice (as defined in the Equity Distribution Agreement and amended by any corresponding Placement Acceptance (as defined in the Equity Distribution Agreement), if applicable (the “Accepted Placement Notice”)) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The common shares of beneficial interest, par value USD $0.01 per Share, of Counterparty (Ticker: “RLJ”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:

For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date (and, for the avoidance of doubt, the related dividend will be paid on such Shares), the Calculation Agent shall adjust the Forward Price to the extent the Calculation Agent determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

3

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the actual sale execution prices per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold by Dealer (or its agent or affiliate) on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such sales price (other than, with respect to the application of the Daily Rate, the sales price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent (including, for the avoidance of doubt, by application of the Daily Rate and any Forward Price Reduction Amount), in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Securities related to such sales price are sold (or, for any sales price adjusted with respect to any Forward Price Reduction Amount, the related Forward Price Reduction Date after the Trading Day on which the related Forward Hedge Securities were sold for such sales price) to, and including, the Effective Date of such Transaction; provided, further, that such adjustment shall only be made to sales prices for sales effectuated by Dealer prior to the applicable Forward Price Reduction Date.

Daily Rate:	For any day, the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) minus the Spread.

4

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as displayed on the page “OBFR01 <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that, if no such rate appears for such day on such page, Overnight Bank Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date after the first Trading Day of the relevant Forward Hedge Selling Period set forth under the heading “Forward Price Reduction Dates” in the Accepted Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the Accepted Placement Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

5

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one- hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than a number of Scheduled Trading Days as specified in the Supplemental Confirmation (the “Notice Settlement Number”) immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

6

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction as of such date minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:

For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice: (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares; (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 (“Rule 10b-5”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other provision of the federal securities laws; (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)); (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization; (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and [(F) neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects)][2]; and

2 NTD: To be conformed to each Dealer’s boilerplate requirements.

7

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A) if no Settlement Method is validly selected or (B) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty and taking into account any other Transactions hereunder with an overlapping Unwind Period, be in compliance with the safe harbor provided by Rule 10b-18(b) under the Exchange Act and

(B) based on advice of counsel, would not raise material risks under applicable securities laws, other than as a result of activities by Dealer unrelated to any Transaction, or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or (B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty

8

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

9

Relevant Forward Price:	For any Cash Settlement of any Transaction, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

For any Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Cash Settlement Payment Date:	For any Settlement of any Transaction to which Cash Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Settlement Price:	For any Cash Settlement of any Transaction, or any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period for such Settlement in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.02.

10

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption. In such an instance, the Regulatory Disruption shall be deemed to be a Market Disruption Event and, for the avoidance of doubt, such Scheduled Trading Day shall be a Disrupted Day in full. Dealer may exercise its right in respect of any Regulatory Disruption only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

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Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction.

Regular Dividend Amount:	For each Transaction and for each calendar quarter from and including the calendar quarter in which the first Trading Day of the Forward Hedge Selling Period for such Transaction occurs to and including the calendar quarter in which the Maturity Date occurs, the amount set forth under the heading “Regular Dividend Amounts” in the Accepted Placement Notice for such Transaction and for such calendar quarter (or, if no such amount is specified, zero), as specified in Schedule I to the Supplemental Confirmation for such Transaction. For the avoidance of doubt, Counterparty may not specify a Regular Dividend Amount in an Accepted Placement Notice for a particular calendar quarter that exceeds the Forward Price Reduction Amount for the Forward Price Reduction Date that occurs in such calendar quarter (or, if none, that exceeds zero).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions (as modified herein) to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow, Loss of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%.”

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re- traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

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Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or announcement or statement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date.”

Failure to Deliver:	Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third and fourth sentences thereof.

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Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends” with “the Lending Party does not lend” in the second sentence thereof. The Lending Party may not be the Issuer or an affiliate of the Issuer.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of (1) a Hedging Event with respect to such Transaction, (2) the declaration by Issuer of an Extraordinary Dividend, or (3) an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, which right shall be, other than in the case of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, in lieu of those specified in Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

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Dealer represents and warrants to and agrees with Counterparty, assuming the accuracy and completeness of the representations of Counterparty hereunder and the compliance with, and satisfaction of, the covenants and undertakings of Counterparty hereunder, that (i) based upon advice of counsel, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of such Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in good faith and in a commercially reasonable manner permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction (1) following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to the Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) in the case of (1), the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

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If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law, in each case, as determined by the Calculation Agent; provided that, in the case of a Merger Event, only an announcement of such event or transaction by Counterparty or a Valid Third Party Entity (as defined below) will constitute an ISDA Event. “Valid Third Party Entity” means any entity or an affiliate or an agent of any entity that would reasonably be expected to become a party to any such event if such event were consummated, as determined by the Calculation Agent.

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Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence or existence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party that lends Shares in the amount of the Hedging Shares within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs or exists with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price in a commercially reasonable manner to account for such Hedging Event and any costs or expenses reasonably incurred by Dealer as a result of such Hedging Event.

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Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to (A) an affiliate of Dealer wholly owned by, wholly owning, or under 100% common control with, Dealer, whose obligations hereunder are fully and unconditionally guaranteed by [Dealer] [Dealer’s Ultimate Parent Company], or (B) an affiliate of Dealer, directly or indirectly wholly owned by, directly or indirectly wholly owning, or under 100% direct or indirect common control with, Dealer, with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty; provided that (i) at the time of such assignment or transfer, Counterparty would not, as a result of such assignment or transfer, reasonably be expected (A) to be required to pay (including a payment in kind) to such transferee or assignee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to Dealer in the absence of such assignment or transfer or (B) to receive a payment (including a payment in kind) from such transferee or assignee an amount less than the amount Counterparty would have been entitled to receive in the absence of such assignment or transfer, (ii) Dealer shall have caused the assignee or transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the transfer complies with the requirements of clause (i) in this paragraph, (iii) any assignee or transferee would be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement, and (iv) such assignment or transfer would not at the time, as a result of such transfer or assignment, reasonably be expected to require Counterparty to take any additional action or incur any additional obligation, cost or expense to ensure the continued fulfillment of Counterparty’s representations, warranties and covenants set forth herein, in each case as to such assignee or transferee.

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Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment/Delivery Instructions:	To be provided by Counterparty.

Dealer Payment/Delivery Instructions:	To be provided by Dealer.

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty.

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Dealer’s Contact Details for Purpose of Giving Notice:	[ ]

Office:	[ ]

3.             Effectiveness.

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(a)            the representations and warranties of Counterparty and the Operating Partnership contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty or the Operating Partnership shall be true and correct on such Effective Date as if made as of such Effective Date;

(b)            Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c)            all of the conditions set forth in Section 9 of the Equity Distribution Agreement shall have been satisfied;

(d)            the effective date of the Accepted Placement Notice (the “Placement Date”) shall have occurred as provided in the Equity Distribution Agreement;

(e)            all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(f)            Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g)            Counterparty shall, if requested by Dealer prior to the commencement of the Forward Hedge Selling Period, have delivered to Dealer an opinion of Maryland counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a)(i)-(iv) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any “Hedge Settlement Date” (as defined in the Equity Distribution Agreement), in connection with Dealer establishing Dealer’s commercially reasonable hedge position in respect of such Transaction Dealer, in Dealer’s sole judgment, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Hedge Settlement Date or (y) in Dealer’s sole judgment, Dealer would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

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The Transaction shall be effective only if Shares are sold during the Forward Hedge Selling Period pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder during such period, the parties shall have no further obligations in connection with the Master Confirmation, Supplemental Confirmation and the related Transaction, other than in respect of breaches of representations, warranties, covenants or agreements on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Trade Date, this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Shares that had been sold by the Forward Seller for Dealer on or after the Trade Date and prior to such termination.

4.            Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant,” as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5.            Additional Representations and Warranties of Counterparty and the Operating Partnership. The representations and warranties of Counterparty and the Operating Partnership set forth in Section 6 of the Equity Distribution Agreement are true and correct as of the date hereof, each Placement Date, each Trade Date for any Transaction and each Hedge Settlement Date, and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 6 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the date hereof, as of each day on which Counterparty delivers the Placement Notice or the Placement Acceptance, as applicable, as of each Trade Date for any Transaction, and each Trading Day of the Forward Hedge Selling Period that:

(a)            without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)            Counterparty shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of  the aggregate Number of Shares across all Transactions hereunder plus  the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

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(c)            Counterparty will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice exceeds 0.5% of the number of then-outstanding Shares;

(d)            it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)            it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f)            as of the date hereof and the Trade Date for each Transaction no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;

(g)            as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code), nor will Counterparty be rendered “insolvent” as a result of the transactions contemplated hereby and by each Supplemental Confirmation or its performance of the terms hereof or thereof;

(h)            it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)             as of the date hereof and the Trade Date for each Transaction, it:  is an “institutional account” as defined in FINRA Rule 4512(c); and  is capable of evaluating investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;

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(j)            Counterparty is, and shall during the terms of the Transactions maintain its status as, a real estate investment trust under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); and

(k)            IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.            Additional Covenants of Counterparty.

(a)            Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be  newly issued,  approved for listing or quotation on the Exchange, subject to official notice of issuance, and  pursuant to the terms of the Interpretive Letter (as defined below), may be used by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights.

(b)            Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c)            Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)            Counterparty shall promptly provide notice thereof to Dealer  upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and  upon announcement of any event that, if consummated, would constitute an Extraordinary Event, an Event of Default or Potential Adjustment Event.

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(e)            Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates) that would cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 as if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)            Counterparty will not engage in any “distribution” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction.

(g)            Counterparty shall:  not, during any Unwind Period, make, and will use its commercially reasonable efforts to not permit to be made to the extent within its control, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange;  promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such announcement that such announcement has been made;  promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period. Accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

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(h)           Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer.

(i)            Counterparty represents to Dealer that Dealer, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Equity Distribution Agreement) and solely with respect to its entering into and consummating the transactions contemplated by this Master Confirmation and the Equity Distribution Agreement (including any “Confirmation” thereunder) either (x) will not be deemed, collectively with the other Forward Purchasers or Forward Sellers under the Equity Distribution Agreement, to be a “Person” (as defined in Counterparty’s Declaration of Trust, as amended (the “Charter”)), or a member of a “group” (as referenced in the definition of Person in the Charter) with such Forward Purchasers or Forward Sellers or both; or (y) may, to the extent necessary to consummate the transactions contemplated by this Master Confirmation and the Equity Distribution Agreement (including any “Confirmation” thereunder), have “Beneficial Ownership” and “Constructive Ownership” of Shares in excess of the related “Common Share Ownership Limit” (each as defined in the Charter) by virtue of entering into transactions described in Article VII of the Charter.

7.            Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.            Additional Provisions.

(a)            Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common shareholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b)           [Reserved].

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(c)            The parties hereto intend for:

(i)             each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)            the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract,” as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)           any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)          all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)            any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d)           Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than 1.5 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

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(e)           The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

(f)            The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)           [US QFC Stay Rules. The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this section. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

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“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]3

(h)           Counterparty acknowledges that:

(i)            during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;

(ii)           Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)          Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv)          any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v)           each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i)            Counterparty and Dealer agree and acknowledge that: (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1) (b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

3 NTD: Include for relevant Dealers or replace with the applicable boilerplate.

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(j)            Counterparty and Dealer agree that, upon the effectiveness of any Accepted Placement Notice relating to a Forward Sale (as such term is defined in the Equity Distribution Agreement), in respect of the Transaction to which such Accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

(k)            Tax Matters.

(i)            For the purpose of Section 3(f) of the Agreement:

(A)          Dealer makes the following representations:

(1)            [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2)            It is a [national banking association] [limited liability company] organized and existing under the laws of the [United States of America] [State of Delaware, is treated as a disregarded entity of a New York corporation for United States federal income tax purposes] and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]4

(B)          Counterparty makes the following representations:

(1)            It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

4 NTD: To be revised for each Dealer, as applicable.

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(2)            It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(ii)            Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax,” as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii)            871(m) Protocol. The parties agree that the definitions and provisions contained in the ISDA 2015 Section 871(m) Protocol, as published by ISDA and as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”) shall apply to the Agreement as if the parties had adhered to the 871(m) Protocol as of the effective date of the Agreement.

(iv)           Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer, and Dealer shall deliver to Counterparty, a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Counterparty or Dealer shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by the other party.

(v)            Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction.”

9.            Indemnification. Counterparty and the Operating Partnership agree to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Master Confirmation and any Supplemental Confirmation, the performance by the parties hereto of their respective obligations under the Transactions, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement or the consummation of the transactions contemplated hereby and thereby. Counterparty and the Operating Partnership will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s breach of any covenant or representation made by Dealer in this Master Confirmation, any Supplemental Confirmation or the Agreement or any willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty and the Operating Partnership shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty and the Operating Partnership will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim covered by this Section 9 or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty or the Operating Partnership. Counterparty and the Operating Partnership also agree that no Indemnified Party shall have any liability to Counterparty, the Operating Partnership or any person asserting claims on behalf of or in right of Counterparty or the Operating Partnership in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty or the Operating Partnership result from the Dealer’s breach of any covenant or representation made by the Dealer in this Master Confirmation, any Supplemental Confirmation or the Agreement or any willful misconduct, gross negligence or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

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10.          Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or, with respect to clause (y) below, have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares,  the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction, which shall be notified by Counterparty to Dealer on or promptly following the Trade Date and set forth in the Supplemental Confirmation (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or  Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Article Ninth of the Charter and any contract or agreement to which Counterparty is a party), in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery. Upon request of Dealer, Counterparty shall promptly confirm to Dealer the number of Shares then outstanding and Dealer shall then promptly advise Counterparty with respect to any limitations under this Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Counterparty to notify Dealer of the number of Shares then outstanding nor a failure of Dealer to advise Counterparty with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Counterparty to Dealer that Dealer was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Counterparty hereunder and Dealer shall promptly return such Shares to Counterparty, pending which Dealer shall be deemed to hold any such Shares solely as custodian for the benefit of Counterparty.

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11.          Non-Confidentiality. The parties hereby agree that  effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and  Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.          Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6 above or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

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13.          Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer or an affiliate of Dealer in connection with Dealer’s (or such affiliate’s) hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

14.          Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

15.          Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16.          Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

17.          Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18.          Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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19.          Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT A PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.

20.          Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Any signature to this Master Confirmation and any Supplemental Confirmation may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

21.          Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transactions, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, as in effect on the Trade Date (including, for the avoidance of doubt, where Counterparty elects Cash Settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting Section 9 hereunder or any damages that may be payable by Counterparty as a result of a breach of this Master Confirmation or any Supplemental Confirmation.

22.          Other Forward and Similar Dealer Transactions. Counterparty agrees that (x) it shall not cause to occur, or permit to exist, any Forward Hedge Selling Period at any time there is (1) a “Forward Hedge Selling Period” (or equivalent term) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Dealer (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent term) hereunder under any Other Forward Transaction or under any other issuer forward sale or similar transaction with Dealer (a “Similar Dealer Transaction”) or (3) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Counterparty enters into with any financial institution other than Dealer, and (y) Counterparty shall not cause to occur, or permit to exist, an Unwind Period at any time there is an “Unwind Period” (or equivalent term) under any Other Forward Transaction or any Similar Dealer Transaction, a “Forward Hedge Selling Period” (or equivalent term) relating to any Transaction, any Other Forward Transaction or any Similar Dealer Transaction, or any Selling Period.

34

23.          Designation by Dealer. Notwithstanding any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.5

5 Dealer boilerplate to be updated, as applicable.

35

Counterparty hereby agrees (a) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

[Signature Page to the Forward Sale Confirmation]

Agreed and accepted by:

RLJ LODGING TRUST

By:
Name:
Title:

Agreed and accepted with respect to Sections 5 and 9 hereof and Annex A hereto by

RLJ LODGING TRUST, L.P.

By:	RLJ Lodging Trust,
as the sole general partner

By:
Name:
Title:

[Signature Page to the Forward Sale Confirmation]

Annex A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)            all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)            as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)            as of the date of delivery, Counterparty and the Operating Partnership shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)            in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

Annex A-1

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

Annex A-2

Schedule A

SUPPLEMENTAL CONFIRMATION

To:	RLJ Lodging Trust

From:	[DEALER]

Re:	Issuer Share Forward Sale Transaction

Date:	[ ], 20[ ]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [DEALER] (“Dealer”) and RLJ Lodging Trust (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.	This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of August 23, 2024 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.	The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]
Effective Date:	[ ], 20[ ]
Maturity Date:	[ ], 20[ ]
Number of Shares:	[ ]
Initial Forward Price:	USD [ ]
Spread:	[ . ]%
Notice Settlement Number	[__] Scheduled Trading Days
Volume-Weighted Hedge Price:	USD [ ]
Initial Stock Loan Rate:	[ ] basis points per annum
Maximum Stock Loan Rate:	[ ] basis points per annum
Threshold Number of Shares:	[ ]

Schedule A-1

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

RLJ LODGING TRUST

By:
Name:
Title:

Schedule A-2

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[ ], 20[ ]	USD	[ ]
[ ], 20[ ]	USD	[ ]
[ ], 20[ ]	USD	[ ]
[ ], 20[ ]	USD	[ ]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending on or prior to [ ]:	USD[ ]
For any calendar quarter ending after [ ]:	USD[ ]

Exhibit  3(e)

Form of Terms Agreement

RLJ LODGING TRUST

Common Shares of Beneficial Interest

TERMS AGREEMENT

, 20[●]

[●]1

Ladies and Gentlemen:

RLJ Lodging Trust (the “Company”) proposes, subject to the terms and conditions set forth herein and in the Equity Distribution Agreement, dated August 23, 2024 (the “Equity Distribution Agreement”), among the Company, RLJ Lodging Trust, L.P. (the “Operating Partnership”) and Wells Fargo Securities, LLC, BofA Securities, Inc., Capital One Securities, Inc., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Raymond James & Associates, Inc., each as an Agent, and Wells Fargo Bank, National Association, Bank of America, N.A., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Raymond James & Associates, Inc., each as a Forward Purchaser, to issue and sell to the undersigned, as principal (the “Principal”) for resale the Company’s Common Shares specified in the Schedule attached hereto (the “Purchased Shares”). [The Company also proposes to issue and sell to the Principal the additional Common Shares, specified in the Schedule attached hereto (“Additional Shares”), if and to the extent that the Principal shall have determined to exercise its right to purchase such Additional Shares.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement, which are incorporated herein by reference, the Company agrees to issue and sell to the Principal and the latter agrees to purchase from the Company the Purchased Shares at the Time of Delivery and Closing Location (each as set forth in the Schedule attached hereto) and at the purchase price (“Purchase Price”) set forth in the Schedule attached hereto.

[In addition, the Company agrees to sell to the Principal the Additional Shares, and the Principal shall have the right to purchase up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Principal for any Additional Shares shall be reduced by an amount per Share equal to any dividends declared by the Company and payable on the Purchased Shares but not payable on such Additional Shares. The Principal may exercise this right, in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Terms Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Principal and the date on which such Additional Shares are to be purchased (such date and time being herein referred to as the “Option Settlement Date”). Each Option Settlement Date must be at least one business day after the written notice is given and may not be earlier than the Time of Delivery for the Purchased Shares set forth in the Schedule attached hereto, nor later than ten business days after the date of such notice. Payment of the Purchase Price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same location as the payment for the Purchased Shares.]

1 To be name and address of the applicable Agent.

The Purchased Shares [and the Additional Shares] shall be registered in such names and in such denominations as the Principal shall request in writing not later than one full business day prior to the Time of Delivery [or the applicable Option Settlement Date, as the case may be.] The Purchased Shares [and the Additional Shares] shall be delivered to the Principal at the Time of Delivery [or an Option Settlement Date, as the case may be,] with any transfer taxes payable in connection with the transfer of the Shares to the Principal duly paid, against payment of the Purchase Price therefor.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement. Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Principal, as agent of the Company, of offers to purchase Shares is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery [and any Option Settlement Date], except that each representation and warranty in Section 6 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement[,] [and] the Time of Delivery [and any Option Settlement Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares [and the Additional Shares].

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Principal is now proposed to be filed with the Securities and Exchange Commission, and will be filed promptly.

This Terms Agreement and any claim, controversy or dispute arising under or related to this Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its choice of law provisions.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Principal, the Operating Partnership and the Company.

RLJ LODGING TRUST

By:
Name:
Title:

RLJ LODGING TRUST, L.P.

By:
Name:
Title:

ACCEPTED as of the date first above written:

[●]2,

By:
Name:
Title:

2 To be name of the applicable Principal.

Schedule to Exhibit 3(e)

Title of Purchased Shares [and Additional Shares]:

Common Shares of Beneficial Interest, par value $0.01 per share

Number of Purchased Shares:

[●]

[Number of Additional Shares:

[●]

Price to Public:

[●]

Purchase Price (by the Principal):

[●]

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Principal’s account at the Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

[●]

Closing Location:

[●]

Documents to be Delivered at the Time of Delivery:

The following documents referred to in the Equity Distribution Agreement shall be delivered at the Time of Delivery:

(1)            The opinions referred to in Sections 7(p) and 7(q).

(2)            The accountants’ Comfort Letter referred to in Section 7(r).

(3)            The officers’ certificate referred to in Section 7(o).

(4)            Such other documents as the Principal shall reasonably request.

[Documents to be Delivered at the Option Settlement Date:

The obligations of the Principal to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Settlement Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Settlement Date and other matters related to the issuance of such Additional Shares.]

Exhibit  7(o)

RLJ Lodging Trust

RLJ Lodging Trust, L.P.

OFFICERS’ CERTIFICATE

[●], 20[●]

Pursuant to Section 7(o) of the Equity Distribution Agreement among RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), and (i) Wells Fargo Securities, LLC, BofA Securities, Inc., Capital One Securities, Inc., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Raymond James & Associates, Inc., each as sales agent, forward seller (except with respect to Capital One Securities, Inc.) and/or principal (in any such relevant capacity, each an “Agent”) and (ii) Wells Fargo Bank, National Association, Bank of America, N.A., Robert W. Baird & Co. Incorporated, Jefferies LLC, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Raymond James & Associates, Inc., each as a Forward Purchaser, dated August 23, 2024 (the “Equity Distribution Agreement”), each of the undersigned, [●], the duly qualified and elected [●] of the Company, and [●], the duly qualified and elected [●] of the Company, hereby certifies solely in such capacity and on behalf of the Company, in its own capacity and in its capacity as general partner of the Operating Partnership, that to his knowledge:

(i)            the representations and warranties of the Company and the Operating Partnership, as applicable, in Section 6 of the Equity Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(ii)            each of the Company and the Operating Partnership, as applicable, has performed all obligations, complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof;

(iii)            no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A under the Securities Act has been initiated or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission;

(iv)            the Prospectus Supplement and each issuer free writing prospectus have been timely filed with the Commission under the Securities Act (in the case of an issuer free writing prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and

(v)            since the date of the most recent financial statements included in or incorporated by reference into the Registration Statement, the Prospectus and each issuer free writing prospectus or since the respective dates as of which information is given in the Registration Statement, the Prospectus and each issuer free writing prospectus, there has not been any Material Adverse Change.

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.

[Signature page follows]

RLJ Lodging Trust

By:
Name:
Title:

By:
Name:
Title:

Exhibit  7(p)

Form of Legal Opinion of Hogan Lovells US LLP

Exhibit  7(q)

Form of Tax Opinion of Hogan Lovells US LLP

Exhibit  14

Form of Joinder

Reference is made to the Equity Distribution Agreement, dated August 23, 2024 (the “Distribution Agreement”), by and among RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), RLJ Lodging Trust, L.P., a Delaware limited partnership and each of the Agents and Forward Purchasers party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement. This joinder letter (this “Joinder”) is the joinder agreement described in Section 14 of the Distribution Agreement and sets forth the understanding of the parties hereto regarding the participation of the undersigned (the “Additional Agent”) in the transactions described in the Distribution Agreement.

In accordance with Section 14 of the Distribution Agreement, the Additional Agent and the Company hereby acknowledge, agree and confirm that, (i) by such Additional Agent’s execution of this Joinder, the Additional Agent hereby joins the Distribution Agreement and the Program Documents as an [Agent] [Forward Purchaser], (ii) the Additional Agent shall be deemed to be [an Agent] [Forward Purchaser], and each reference to [“Agent”] [“Forward Purchaser”] in the Distribution Agreement and the Program Documents shall be deemed to include a reference to the Additional Agent mutatis mutandis, (iii) the Additional Agent shall be bound by the terms and conditions of the Distribution Agreement and the Program Documents applicable to [an Agent] [a Forward Purchaser] and (iv) at and after the effectiveness of this Joinder the Additional Agent shall be a beneficiary of all representations and warranties made by, and agreements and obligations of, the Company and the Operating Partnership in the Distribution Agreement and the Program Documents to the same extent as the same are applicable to [an Agent][a Forward Purchaser] thereunder.

This Joinder shall become effective upon the execution by the Additional Agent, the Company and the Operating Partnership and delivery of a copy of this Joinder to each Agent and Forward Purchaser under the Distribution Agreement. This Joinder may not be amended or modified unless in writing by all of the parties hereto and each other Agent and Forward Purchaser under the Distribution Agreement.

This Joinder and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Joinder shall be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, this Joinder does not prohibit or restrict the Company or the Operating Partnership from filing an arbitration claim in the FINRA arbitration forum as specified in FINRA rules.

The Company, the Operating Partnership and the Additional Agent each hereby irrevocably waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Joinder.

This Joinder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Joinder may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

[Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Additional Agent has executed this Joinder effective as of the date first written above.

[ADDITIONAL AGENT]

By:
Name:
Title:

Accepted and agreed to as of the date first written above

RLJ LODGING TRUST

By:
Name:
Title:

RLJ LODGING TRUST, L.P.

By:
Name:
Title: